EXHIBIT 99.1

FOUNDATION HEALTHCARE YEAR TO DATE REVENUE GROWS 32% TO $94 MILLION; ADJUSTED EBITDA INCREASED 93% TO $10.8 MILLION

OKLAHOMA CITY, Nov 2, 2015 – Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today the Company’s financial results for the third quarter of 2015.

Highlights include:

•	Net revenues increased 19% for the third quarter to $32.6 million and 32% year-to-date to $94.0 million.
•	Adjusted EBITDA increased 43% to $5.0 million for the third quarter and 93% to $10.8 million year-to-date.
•	Patient service revenue grew by 24% at majority owned hospitals in the third quarter, 37%year-to-date.
•	Fifth consecutive quarter that the company reported double digit growth compared to 2014.

“Patient care is our number one priority at Foundation HealthCare and a key differentiator in our business model,” said Stanton Nelson, CEO of Foundation HealthCare. “Our physician partners and our clinical teams continue to perform at a high level which is why we believe our patient satisfaction scores are some of the highest in the country.”

Foundation HealthCare reported impressive growth during the first half of 2015 and continued that in the third quarter, reporting 19% revenue growth in the third quarter compared to 2014 and year-to-date growth of 32% compared to the same period in 2014. Foundation has reported five consecutive quarters with double digit growth.

“Patient service revenues grew 23% in the third quarter of 2015 compared to the same period last year. Year-to-date growth in patient service revenues has been 37%,” said Nelson. “This continued revenue growth validates our business strategy of recruiting top tier physicians, providing our patients with an unparalleled health experience and expanding ancillary services.”

“The fourth quarter has historically been one of Foundation’s best earnings periods so we expect these positive trends to continue,” said Nelson.

Third Quarter 2015 Financial Results:

Net revenues and equity in earnings of affiliates in the third quarter of 2015 were collectively $32.8 million, up 17% from $28.0 million in the third quarter of 2014.  Our net revenues are composed of patient services, less our provision for doubtful accounts, management fees from affiliates and other revenue.  Patient services revenue (net of the provision for doubtful accounts) increased $5.8 million, or 23%, to $30.4 million during the three months ended September 30, 2015 as compared to $24.6 million in the same period of 2014.  The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

Operating expenses for the third quarter of 2015 were $29.6 million compared to $26.1 million in the third quarter of 2014.  The increase is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services.

Our operations resulted in a net income attributable to Foundation HealthCare common stock of $0.3 million during the third quarter of 2015, compared to a net income of $0.2 million during the third quarter of 2014. Earnings per share from continuing operations for the three months ended September 30, 2015 was $0.02 compared to an earnings per share of $0.01 per share in the prior year.

Adjusted EBITDA was $5.0 million for the 2015 third quarter compared to $3.5 million in the third quarter of 2014.

Year-To-Date 2015 Financial Results:

Net revenues for the nine months ended September 30, 2015 were $94.0 million, up 32% from $71.1 million reported in the first nine months of 2014.  Patient services revenue (net of the provision for doubtful accounts) increased $23.1 million, or 37 percent, to $85.9 million during the nine months ended September 30, 2015 as compared to $62.8 million in the same period of 2014.

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

Operating expenses for the first nine months of 2015 were $88.9 million compared to $72.7 million in the first nine months of 2014. The increase is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services.

Our operations, including the gain on the sale of our minority interest in the Sherman, Texas hospital resulted in a net income attributable to Foundation HealthCare common stock of $3.5 million during the first nine months of 2015, compared to a net loss of $3.2 million during the first nine months of 2014. Net loss per share from continuing operations for the nine months ended September 30, 2015 was $0.02 compared to a net loss per share of $0.17 per share in the prior year.

Year-To-Date Adjusted EBITDA as of September 30, 2015 was $10.8 million compared to $5.6 million for first nine months of 2014.

At September 30, 2015, cash and cash equivalents totaled $4.8 million, compared to $2.9 million at December 31, 2014.

Conference Call

Foundation’s CEO Stanton Nelson, and CFO, Hugh King will host a conference call today, followed by a question and answer period.

Date: Nov. 2, 2015

Time: 4:30 p.m. Eastern time

Dial-In Number: (888) 348-6454

The conference call will be broadcast live at the investor relations section of the Company’s website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.  In addition, the replay will be available after the call at same website link above or by calling (877) 870-5176 using passcode: 10075178.

About Foundation HealthCare

Headquartered in Oklahoma City, Foundation HealthCare, Inc. (OTCQB: FDNH) owns and operates surgical hospitals including ancillary hospital based services. These additional services, such as hyperbaric medicine, sleep labs, intra-operative monitoring, imaging and robotic surgery, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve.  For more information, visit www.fdnh.com.

Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus non-recurring gains.  EBITDA and Adjusted EBITDA are a complement to our GAAP results.  EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity.  EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance.  EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity.  Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables.  Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company's current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:

Foundation HealthCare, Inc.

Stanton Nelson, CEO

Tel 405-608-1715

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Reconciliation of Income (Loss) from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Income (loss) from continuing operations, net of taxes	$3,097,905	$1,646,310	$5,402,130	$(274,649)
EBITDA adjustments:
Plus: Interest expense, net	221,881	324,700	827,204	1,329,932
Plus: Provision (benefit) for income taxes	—	—	(114,038)	(852,005)
Plus: Depreciation and amortization	1,345,340	1,320,527	4,072,795	4,204,828
Total EBITDA adjustments	1,567,221	1,645,227	4,785,961	4,682,755
EBITDA from continuing operations	$4,665,126	$3,291,537	$10,188,091	$4,408,106

EBITDA from continuing operations	$4,665,126	$3,291,537	$10,188,091	$4,408,106
Adjusted EBITDA adjustment
Plus: Stock compensation expense	286,259	185,171	634,865	1,191,286
Total Adjusted EBITDA adjustments	286,259	185,171	634,865	1,191,286
Adjusted EBITDA	$4,951,385	$3,476,708	$10,822,956	$5,599,392

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$4,751,278	$2,860,025
Accounts receivable, net of allowance for doubtful accounts of $1,184,000 and $1,742,000, respectively	21,321,016	18,971,435
Receivables from affiliates	524,479	1,157,184
Supplies inventories	1,912,887	1,863,175
Prepaid and other current assets	3,187,300	4,487,873
Current assets from discontinued operations	246,011	342,441
Total current assets	31,942,971	29,682,133
Property and equipment, net	11,962,955	13,465,190
Equity method investments in affiliates	2,909,701	3,558,020
Intangible assets, net	7,536,727	9,080,395
Goodwill	973,927	973,927
Other assets	535,704	437,809
Other assets from discontinued operations	792,184	2,329,395
Total assets	$56,654,169	$59,526,869
LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$6,498,219	$10,364,160
Accrued liabilities	11,472,795	10,223,388
Preferred noncontrolling interests dividends payable	177,623	195,212
Short-term debt	398,207	456,784
Current portion of long-term debt	4,828,974	5,023,048
Other current liabilities	1,349,586	1,052,543
Current liabilities from discontinued operations	1,394,521	839,791
Total current liabilities	26,119,925	28,154,926
Long-term debt, net of current portion	18,318,716	24,737,719
Deferred lease incentive	7,908,895	8,608,716
Other liabilities	6,380,263	5,424,313
Total liabilities	58,727,799	66,925,674
Preferred noncontrolling interest	7,830,000	8,700,000
Commitments and contingencies (Note 10)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 17,273,180 and 17,263,842 issued and outstanding, respectively	1,727	1,726
Paid-in capital	19,900,781	19,321,267
Accumulated deficit	(33,718,357)	(37,265,044)
Total Foundation Healthcare shareholders’ deficit	(13,815,849)	(17,942,051)
Noncontrolling interests	3,912,219	1,843,246
Total deficit	(9,903,630)	(16,098,805)
Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$56,654,169	$59,526,869

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2015 and 2014

(Unaudited)

	2015	2014
Net Revenues:
Patient services	$31,765,408	$26,183,803
Provision for doubtful accounts	(1,402,684)	(1,562,147)
Net patient services revenue	30,362,724	24,621,656
Management fees from affiliates	1,217,108	1,352,909
Other revenue	1,017,134	1,450,021
Revenues	32,596,966	27,424,586
Equity in earnings of affiliates	247,223	581,171
Operating Expenses:
Salaries and benefits	8,698,484	7,339,528
Supplies	7,115,559	6,748,785
Other operating expenses	12,445,063	10,655,907
Depreciation and amortization	1,345,340	1,320,527
Total operating expenses	29,604,446	26,064,747
Other Income (Expense):
Interest expense, net	(221,881)	(324,700)
Other income	80,043	30,000
Net other (expense)	(141,838)	(294,700)
Income from continuing operations, before taxes	3,097,905	1,646,310
Benefit for income taxes	—	—
Income from continuing operations, net of taxes	3,097,905	1,646,310
Income (loss) from discontinued operations, net of tax	34,744	(83,997)
Net income	3,132,649	1,562,313
Less: Net income attributable to noncontrolling interests	2,617,821	1,208,648
Net income attributable to Foundation Healthcare	514,828	353,665
Preferred noncontrolling interests dividends	(175,646)	(199,502)
Net income attributable to Foundation Healthcare common stock	$339,182	$154,163
Earnings per common share (basic and diluted):
Net income attributable to continuing operations attributable to Foundation Healthcare common stock	$0.02	$0.01
Income from discontinued operations, net of tax	0.00	0.00
Net income per share, attributable to Foundation Healthcare common stock	$0.02	$0.01
Weighted average number of common and diluted shares outstanding	17,271,513	17,182,473

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2015 and 2014

(Unaudited)

	2015	2014
Net Revenues:
Patient services	$89,855,903	$65,607,006
Provision for doubtful accounts	(4,001,230)	(2,799,237)
Net patient services revenue	85,854,673	62,807,769
Management fees from affiliates	4,440,184	4,056,981
Other revenue	3,707,213	4,271,194
Revenues	94,002,070	71,135,944
Equity in earnings of affiliates	978,295	1,752,284
Operating Expenses:
Salaries and benefits	24,354,308	22,317,768
Supplies	20,575,610	17,383,162
Other operating expenses	39,927,517	28,810,032
Depreciation and amortization	4,072,795	4,204,828
Total operating expenses	88,930,230	72,715,790
Other Income (Expense):
Interest expense, net	(827,204)	(1,329,932)
Other income	65,161	30,840
Net other (expense)	(762,043)	(1,299,092)
Income (loss) from continuing operations, before taxes	5,288,092	(1,126,654)
Benefit for income taxes	114,038	852,005
Income (loss) from continuing operations, net of taxes	5,402,130	(274,649)
Income (loss) from discontinued operations, net of tax	3,805,801	(333,296)
Net income (loss)	9,207,931	(607,945)
Less: Net income attributable to noncontrolling interests	5,112,737	2,054,872
Net income (loss) attributable to Foundation Healthcare	4,095,194	(2,662,817)
Preferred noncontrolling interests dividends	(548,507)	(585,640)
Net income (loss) attributable to Foundation Healthcare common stock	$3,546,687	$(3,248,457)
Earnings per common share (basic and diluted):
Net loss attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.02)	$(0.17)
Income (loss) from discontinued operations, net of tax	0.22	(0.02)
Net income (loss) per share, attributable to Foundation Healthcare common stock	$0.20	$(0.19)
Weighted average number of common and diluted shares outstanding	17,258,727	17,016,318

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2015 and 2014

(Unaudited)

	2015	2014
Operating activities:
Net income (loss)	$9,207,931	$(607,945)
Less: Income (loss) from discontinued operations, net of tax	3,805,801	(333,296)
Income (loss) from continuing operations, net of tax	5,402,130	(274,649)
Adjustments to reconcile net income (loss) from continuing operations, net of tax, to net cash provided by operating activities:
Depreciation and amortization	4,072,795	4,204,828
Stock-based compensation, net of cashless vesting	579,515	876,851
Provision for doubtful accounts	4,001,230	2,799,237
Equity in earnings of affiliates	(978,295)	(1,752,284)
Changes in assets and liabilities:
Accounts receivable, net of provision for doubtful accounts	(6,350,811)	(4,338,374)
Receivables from affiliates	632,705	(175,698)
Supplies inventories	(49,712)	(35,657)
Prepaid and other current assets	1,300,573	(1,489,956)
Other assets	(97,895)	(204,838)
Accounts payable	(3,865,959)	(1,791,968)
Accrued liabilities	1,249,407	3,810,422
Other current liabilities	297,043	(2,330,737)
Other liabilities	256,129	3,087,988
Net cash provided by operating activities from continuing operations	6,448,855	2,385,165
Net cash used in operating activities from discontinued operations	(2,394,061)	(454,338)
Net cash provided by operating activities	4,054,794	1,930,827
Investing activities:
Purchase of property and equipment	(1,157,635)	(1,810,180)
Disposal of property and equipment	130,745	—
Proceeds from sale of equity investment	—	178,000
Distributions from affiliates	1,626,614	2,061,937
Net cash provided by investing activities from continuing operations	599,724	429,757
Net cash provided by investing activities from discontinued operations	8,388,233	—
Net cash provided by investing activities	8,987,957	429,757
Financing activities:
Debt proceeds	4,995,966	29,092,552
Debt payments	(11,667,620)	(24,560,683)
Preferred noncontrolling interest dividends	(566,096)	(583,693)
Preferred noncontrolling interest redemptions	(870,000)	—
Distributions to noncontrolling interests	(3,043,748)	(2,879,989)
Net cash (used in) provided by financing activities from continuing operations	(11,151,498)	1,068,187
Net cash used in financing activities from discontinued operations	—	(4,072,896)
Net cash used in financing activities	(11,151,498)	(3,004,709)
Net change in cash and cash equivalents	1,891,253	(644,125)
Cash and cash equivalents at beginning of period	2,860,025	4,212,076
Cash and cash equivalents at end of period	$4,751,278	$3,567,951
Cash Paid for Interest and Income Taxes:
Interest expense	$1,280,000	$1,604,256
Interest expense, discontinued operations	$—	$168,733
Income taxes, continuing operations	$—	$3,255,623

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134
www.FDNH.com